Exhibit 99.1

News Release

U-Store-It Trust Announces First Quarter 2007 Operating Results

CLEVELAND, OH — (MARKET WIRE) — May 3, 2007 — U-Store-It Trust (the “Company”) (NYSE: YSI) today announced its operating results for the three months ended March 31, 2007.

2007 Operating Results

The Company is reporting a net loss of $3.4 million or ($0.06) per share, compared to a net loss (as restated) of $1.6 million or ($0.03) per share for the quarter ended March 31, 2006.  Funds from Operations (“FFO”) for the first quarter of 2007 were $12.9 million or $0.21 per share. This compares to the Company’s previously issued FFO per share guidance of $0.21-$0.23 and to a restated FFO for the first quarter of 2006 of $12.9 million or $0.21 per share.

Same-store average physical occupancy of 79.6%, net operating income growth of 2.0% over the same quarter of last year, general and administrative expense of approximately $6 million (including the previously announced $1 million of legal and professional expenses related to the restatement and the inquiry into actions of a former Trustee and a former officer) and acquisitions of $19 million were all directly in-line with our guidance. The quarter was negatively impacted, both in physical occupancy and net income, by continued efforts to move-out delinquent tenants. The result is bad debts during the quarter on the entire portfolio of approximately $1.0 million higher than our expectation.

The 402 owned facilities containing 25.5 million rentable square feet had a physical occupancy at March 31, 2007 of 78.2% and an average physical occupancy for the quarter ended March 31, 2007 of 77.9%.

President and Chief Executive Officer Dean Jernigan commented, “I am very pleased with our team’s ability to rent units in the first four months of the year. Across our same-store portfolio we rented approximately 26,000 units during the first quarter, 17% ahead of our performance in the first quarter of last year. We continued that trend into April, where on a same-store basis the Company rented 9% more units as compared to April of last year. The momentum and focus of our operations department is exactly where we hoped it would be going into the rental season. The Company has been focused on vacating past due tenants and reducing its receivables; and, unfortunately, the first quarter was impacted by this continued clean up. The quarterly results were also negatively impacted by the $1 million of costs associated with the inquiry.”

During the first quarter the Company acquired three facilities containing approximately 216,000 square feet for approximately $19.5 million. Two of the facilities are stabilized and were 86.4% occupied at March 31, 2007. The third facility, containing approximately 73 thousand square feet is in lease-up and was 17.5% occupied at quarter end.

Same-Store Results:

The Company’s same-store pool for 2007 represents 336 facilities containing approximately 20.4 million rentable square feet and representing approximately 80% of the aggregate rentable square feet of the Company’s 402 owned facilities at March 31, 2007. These same-store facilities represent approximately 87.5% of property net operating income for the quarter ended March 31, 2007.

The same-store facilities average occupancy for the first quarter of 2007 was 79.6% as compared to 80.5% for the same quarter of last year. In-place annual rent per square foot grew 4.1% in the first quarter of 2007 over the same period of last year. Same-store net operating income grew 2.0% over the first quarter of 2006.

The 66 same-store facilities containing approximately 4.5 million square feet located in the states of Florida, Louisiana, Mississippi, and Alabama had approximately 202,000 less occupied square feet at March 31, 2007, as compared to March 31, 2006. The Company believes tenants vacating units rented in the aftermath of hurricane Katrina contributed to this occupancy reduction. The 43 same-store facilities containing approximately 2.6 million square feet located in California had approximately 46,000 less occupied square feet at March 31, 2007, compared to March 31, 2006. The Company believes a contributor was the move out and auctioning of many delinquent units in this market. The Company’s best performing states were Colorado, Indiana, Tennessee, Texas and Utah. The 70 same-store facilities in these states containing approximately 4.0 million square feet gained approximately 188,000 occupied square feet at March 31, 2007, as compared to March 31, 2006.

Second Quarter and Full Year 2007 Financial Outlook

The Company estimates that its fully diluted FFO per share for the three months ending June 30, 2007, will be between $0.25 and $0.28 and that its fully diluted net income (loss) per share for the period will be between $(0.01) and $0.02. The Company’s estimate is based on the following key assumptions:

•                  General and administrative expenses of approximately $5.0 million

•                  Same-store average occupancy of 81.5%-82.5%

•                  Same-store revenue growth of 5.0%-6.0% over the second quarter of 2006

•                  Same-store expense growth of 3.0%-6.0% over the second quarter of 2006

•                  Same-store net operating income growth of 4.5%-7.0% over the second quarter of 2006

•                  No acquisitions during the quarter and dispositions of $10 to $20 million

The Company is revising its previous 2007 earnings guidance to reflect the actual results of the first quarter at the low end of our expected range, the slower than expected pace of acquisition activity, and the higher than expected bad debts.  The Company expects 2007 FFO per share of $1.05 to $1.12 and EPS of $0.00 to $0.07.

Chief Financial Officer Christopher Marr said, “We met our baseline expectations for the first quarter, and finished April with a strong rental performance.  We remain optimistic heading into the heart of the rental season that we can continue to build upon this momentum. Our guidance reflects the magnitude of the challenges we have faced and the reality that the full effects of the turnaround may not be realized until later in the year.”

Conference Call

Management will host a conference call at 11:00 a.m. EDT on Friday May 4, 2007, to discuss financial results for the three months ended March 31, 2007. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.u-store-it.com. The dial-in numbers are (877) 407-8035 for domestic callers and (201) 689-8035 for international callers. The reservation number for both is 240811. After the live webcast, the call will remain available on U-Store-It’s website for thirty days. In addition, a telephonic replay of the call will be available until June 4, 2007. The replay dial-in number is (877) 660-6853 for domestic callers, (201) 612-7415 for international callers. The replay reservation number 240811. Supplemental operating and financial data as of March 31, 2007 is available on our corporate website under the heading “Investor Relations and Corporate Information.”

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily-accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top five owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, loan procurement amortization expense, early extinguishment of debt, minority interest, loss on sale of storage facilities, depreciation and general and administrative, and deducting from net income: income from discontinued operations, gains on sale of self-storage facilities, and interest income.  NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements.  Risk, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; increases in interest rates and operating costs; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; material weaknesses in our internal financial reporting; and other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business - Risk Factors” in the Company’s Annual Report on Form 10-K, which discuss these and other risks and factors that could cause the Company’s actual results to differ materially from any forward-looking statements.

Contact:

U-Store-It Trust

Christopher P. Marr

Chief Financial Officer

(610) 293-5700

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited and in thousands, except per share data)

	March 31,	December 31,
	2007	2006
ASSETS
Storage facilities	$1,794,139	$1,771,864
Accumulated depreciation	(221,752)	(205,049)
	1,572,387	1,566,815
Cash and cash equivalents	5,649	19,716
Restricted cash	15,508	14,126
Loan procurement costs - net of amortization	7,132	7,575
Other assets	6,759	6,475
Due from related parties	—	632

Total assets	$1,607,435	$1,615,339

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$107,500	$90,500
Unsecured term loan	200,000	200,000
Mortgage loans and notes payable	586,804	588,930
Accounts payable and accrued expenses	21,113	22,590
Due to related parties	—	336
Distributions payable	18,192	18,197
Deferred revenue	10,429	9,740
Security deposits	632	655

Total liabilities	944,670	930,948

Minority interests	55,009	56,898

Shareholders’ equity
Common shares $.01 par value, 200,000,000 shares authorized, 57,408,819 and 57,335,490 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	574	573
Additional paid in capital	794,901	794,632
Accumulated deficit	(187,719)	(167,712)
Total shareholders’ equity	607,756	627,493

Total liabilities and shareholders’ equity	$1,607,435	$1,615,339

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2007	2006
		(as restated)
REVENUE
Rental income	$51,250	$44,994
Other property related income	4,282	3,101
Other income - related party	—	115
Total revenues	55,532	48,210

OPERATING EXPENSES
Property operating expenses	23,276	18,917
Property operating expenses - related party	—	20
Depreciation	16,767	14,672
Asset write-off	—	—
General and administrative	5,989	5,389
General and administrative - related party	—	177

Total operating expenses	46,032	39,175

Operating income	9,500	9,035

Other income (expense)
Interest:
Interest expense on loans	(12,826)	(10,000)
Loan procurement amortization expense	(445)	(462)
Write-off of loan procurement costs	—	(1,273)
Interest income	115	884
Other	(6)	42
Total other expense	(13,162)	(10,809)
Loss before minority interests	(3,662)	(1,774)
Minority Interests	304	149

Net loss	$(3,358)	$(1,625)

PER SHARE DATA
Basic and diluted loss per share	$(0.06)	$(0.03)

Weighted-average basic shares outstanding	57,421	57,257
Weighted-average diluted shares outstanding	57,421	57,257

Distributions declared per common share and unit	$0.29	$0.29

Same-Store Facility Results (336 facilities)
(unaudited and in thousands, except per square foot data)

	Three months ended
	March 31,	March 31,		Percent
	2007	2006		Change
REVENUES
Gross revenues	47,829	45,922	(1)	4.2%
Rent and fee write-offs	(1,924)	(1,000	)(1)	92.4%
	45,905	44,922
OPERATING EXPENSES
Property taxes	5,592	5,462	(2)	2.4%
Personnel expense	5,396	5,372	(2)	0.5%
Advertising	1,235	1,127		9.6%
Repair and maintenance	544	468		16.2%
Utilities	1,897	1,973		-3.9%
Property insurance	861	555		55.1%
Other expenses	2,770	2,891		-4.2%
Total operating expenses	18,295	17,848		2.5%
Net operating income (3)	27,610	27,074		2.0%
Gross margin	60.1%	60.3%
Period Average Occupancy (4)	79.6%	80.5%
Period End Occupancy (5)	79.7%	80.6%
Total Rentable square feet	20,434	20,434
Realized annual rent per occupied square foot (6)	$10.92	$10.45
In place annual rent per square foot (7)	$12.05	$11.58

Reconciliation of Same-Store Net Operating Income to Operating Income
Same-store net operating income (3)	$27,610	$27,074
Non same-store net operating income (3)	4,646	1,861
Real estate tax and workers compensation adjustment	—	338
Depreciation	(16,767)	(14,672)
General and administrative expense	(5,989)	(5,566)
Operating Income	$9,500	$9,035

(1) –     In 2006, the Company’s prior property management system did not capture rent and fee writeoffs separate from rental income. As the information is unavailable to present a meaningful comparison of same-store results, management’s best estimate of writeoffs during the 2006 period is $1,000. This adjustment to present revenues on a gross basis and net of writeoffs has no impact on 2006 net operating income, but management believes presents the most relevant comparison of our same-store results. The company began to capture specific amounts related to rent and fee writeoffs effective with its conversion to a new property management system at the beginning of the fourth quarter of 2006. Accordingly, management anticipates making a similar estimate of prior year writeoffs in its presentation of same-store results in the second and third quarter of 2007.

(2) –     Adjusted for comparison purposes to reflect $192 thousand of additional property taxes and $146 thousand of additional workers compensation costs. These amounts, related to the first quarter of 2006 were expensed in the fourth quarter of 2006, as management reevaluated its method of estimating these expenses. Accordingly, management  anticipates making a similar adjustment in its presentation of same-store results in the second and third quarter of 2007.

(3) –     Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense. Although depreciation and general & administrative expense are operating expenses, we believe that NOI is more useful in making decisions with respect to capital allocations, in determining current property values, and in comparing period-to-period and market-to-market property operating results. NOI is not a substitute for operating income as determined in accordance with GAAP in evaluating our operating results.

(4) –     Square feet occupancy represents the weighted average occupancy for the period.

(5) –     Represents occupancy at March 31 of the respective year.

(6) –     Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(7) –     In place annual rent per square foot represents annualized contractual rents per available square foot for the period.

Non-GAAP Financial Measures — Computation of Funds From Operations (FFO)
(unaudited and in thousands, except per share data)

	Three months ended
	March 31,	March 31,
	2007	2006
		(as restated)
Net loss	$(3,358)	$(1,625)

Add (deduct):
Real estate depreciation	16,610	14,672
Minority interests	(304)	(149)

FFO (1)	$12,948	$12,898

Loss per share - fully diluted	$(0.06)	$(0.03)
FFO per share and unit - fully diluted	$0.21	$0.21

Weighted-average diluted shares outstanding	57,421	57,257
Weighted-average diluted shares and units outstanding	62,854	62,444

Dividend per common share and unit	$0.29	$0.29
Payout ratio of FFO (Dividend per share divided by FFO per share and unit)	141%	140%

(1)             Included as an expense in FFO is $1.0 million in the first quarter of 2007 of legal and other costs associated with the previously disclosed inquiry and $1.3 million in the first quarter of 2006 related to the write-off of unamortized loan costs associated with a loan which was prepaid during the quarter.